Exhibit 10.16

Kirkland’s, Inc. (the “Company”)

Summary of Named Executive Officer Compensation

Salary. The following table sets forth the 2022 and 2021 annual base salaries provided to the Company’s Chief Executive Officer, Chief Financial Officer and the next other most highly compensated executive officer to be named in the Company’s proxy statement to be filed in connection with the 2022 annual meeting of stockholders (the “Named Executive Officers”).

	2022 Salary	2021 Salary
Steven C. Woodward President, Chief Executive Officer and Director	$750,000	$750,000
Nicole A. Strain Chief Operating Officer and Chief Financial Officer	$400,000	$400,000
Michael A. Holland Senior Vice President and Chief Technology Officer	$386,250	$375,000

Non-Equity Incentive Plan Compensation. The Company pays annual non-equity incentive compensation under its Amended and Restated 2002 Equity Incentive Plan. For fiscal 2021, the Company’s performance goal was structured such that for named executive officers, 100% payout of the applicable target bonus is attained upon achieving 100% of the Company’s designated EBIT goal, which corresponds to operating income (loss) on the Company’s financial statements prepared in accordance with generally accepted accounting principles, with threshold bonus (50% of target payout) attained upon achievement of 75% of the EBIT goal and maximum bonus (200% target payout) attained upon achieving 125% of the Company EBIT goal. The Company did not meet the minimum 75% of EBIT goal for fiscal 2021; however, based on the Board approval of a discretionary minimum bonus, bonuses were paid to Named Executive Officers in fiscal 2022 for fiscal 2021 pursuant to the Company’s non-equity incentive compensation plan under the Company’s Amended and Restated 2002 Equity Incentive Plan as follows:

Fiscal 2021 Bonus Amount
Steven C. Woodward	$375,000
Nicole A. Strain	$120,000
Michael A. Holland	$93,750

For fiscal 2022, the Company’s performance goal is structured such that for named executive officers, 100% payout of the applicable target bonus is attained upon achieving 100% of the Company’s designated EBIT goal, with threshold bonus (50% of target payout) attained upon achievement of 85% of the EBIT goal and maximum bonus (200% target payout) attained upon achieving 130% of the Company EBIT goal. The following table sets forth the fiscal 2022 bonus targets as a percentage of 2022 base salary set for the Named Executive Officers:

	Threshold	Target	Maximum
Steven C. Woodward	50%	100%	200%
Nicole A. Strain	40%	80%	160%
Michael A. Holland	25%	50%	100%

Equity Based Incentives. The Company awards equity incentive compensation under its Amended and Restated 2002 Equity Incentive Plan to Named Executive Officers. On March 23, 2022, the Named Executive Officers were granted the following awards of time-based vesting restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”):

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	RSUs[1]	PSUs[2]
Steven C. Woodward	41,630	41,630
Nicole A. Strain	17,762	17,762
Michael A. Holland	10,291	10,291

1RSUs vest 1/3rd annually over three years.

2PSUs have a three-year cumulative performance period (fiscal 2022, 2023 and 2024) and cliff vest at the end of fiscal 2024 based on actual 3-year cumulative EBITDA in relation to targeted 3-year cumulative EBITDA. The 3-year targeted EBITDA for this grant will be set at a later date. Between 50% and 200% of the targeted PSUs listed in the table above could vest or none at all if the minimum performance measure is not met. If the Company’s stock over or under performs the shareholder return performance modifier by more than or less than 25% over the same 3-year cumulative period, then the earned shares are adjusted up or down by 20%.

The Company also granted a special equity award to Mr. Woodward and Ms. Strain on March 23, 2022 consisting of additional RSUs and PSUs in the following table:

	RSUs[1]	PSUs[2]
Steven C. Woodward	33,304	33,304
Nicole A. Strain	13,322	13,322

1RSUs cliff vest in three years.

2 PSUs have a three-year cumulative performance period (fiscal 2022, 2023 and 2024) and cliff vest at the end of fiscal 2024 based on actual 3-year cumulative EBITDA in relation to targeted 3-year cumulative EBITDA. The 3-year targeted EBITDA for this grant will be set at a later date. Between 50% and 200% of the targeted PSUs listed in the table above could vest or none at all if the minimum performance measure is not met. If the Company’s stock over or under performs the shareholder return performance modifier by more than or less than 25% over the same 3-year cumulative period, then the earned shares are adjusted up or down by 20%.

Additional Information. The foregoing information is summary in nature. Additional information regarding the compensation of Named Executive Officers may be provided in the Company’s filings with the SEC, including the proxy statement to be filed in connection with the 2022 annual meeting of stockholders.

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